Exhibit 99.1

News Release

PartnerRe Ltd. Reports Fourth Quarter and Full Year 2015 Results

•	Fourth Quarter Operating Earnings per share of $3.74; Net Income per share of $3.30

•	Fourth Quarter Annualized Operating ROE of 11.9%; Annualized Net Income ROE of 10.5%

•	Full Year Operating Earnings per share of $13.45; Net Income per share of $0.97

•	Full Year Annualized Operating ROE of 10.7%; Annualized Net Income ROE of 0.8%

•	Book Value of $123.05 per share, up 2.0% for the quarter and down 2.5% year-to-date

•	Tangible Book Value of $111.93 per share, up 2.3% for the quarter and down 2.5% year-to-date
PEMBROKE, Bermuda, February 8, 2016 — PartnerRe Ltd. (NYSE: PRE) today reported net income of $162.3 million, or $3.30 per share for the fourth quarter of 2015. This includes net after-tax realized and unrealized losses on investments of $22.8 million, or $0.46 per share. Net income for the fourth quarter of 2014 was $262.7 million, or $5.26 per share, including net after-tax realized and unrealized gains on investments of $82.1 million, or $1.64 per share. The Company reported operating earnings of $183.9 million, or $3.74 per share, for the fourth quarter of 2015. This compares to operating earnings of $218.3 million, or $4.37 per share, for the fourth quarter of 2014.
Net income for the full year 2015 was $47.6 million, or $0.97 per share. This includes the amalgamation termination fee and reimbursement of expenses paid to Axis Capital of $315.0 million, or $6.44 per share, and net after-tax realized and unrealized losses on investments of $261.4 million, or $5.34 per share. Net income for the full year 2014 was $998.2 million, or $19.51 per share, including net after-tax realized and unrealized gains on investments of $286.3 million, or $5.60 per share. Operating earnings for the full year 2015 were $658.5 million, or $13.45 per share. This compares to operating earnings of $755.4 million, or $14.76 per share, for the full year 2014.
Operating earnings or loss excludes certain net after-tax realized and unrealized investment gains and losses, net after-tax foreign exchange gains and losses, certain net after-tax interest in results of equity method investments, certain net after-tax withholding tax on inter-company dividends (included in other expenses) and the amalgamation termination fee and reimbursement of expenses paid to Axis Capital (included in other expenses), and is calculated after the payment of preferred dividends. All references to per share amounts in the text of this press release are on a fully diluted basis.

Commenting on results, PartnerRe President Emmanuel Clarke said, “I am very pleased with the strong financial results we achieved in 2015, particularly given very challenging reinsurance and financial market dynamics, as well as the transaction-related activity that occupied much of the year, concluding in

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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PartnerRe beginning the transition to private ownership under EXOR. All of our operating units performed well, resulting in a full-year operating return on equity of 10.7%."

“Last week, we announced the results of our Non-life treaty renewal, which accounts for approximately two-thirds of our total Non-life treaty business. Our excellent underwriting teams and resilient franchise made it possible to access and renew a high quality portfolio, with renewal premium volume down just 5%, as anticipated and planned for in this increasingly competitive market.  As we near the close of the transaction with EXOR, which we still expect to occur in the first quarter of 2016, the PartnerRe franchise is as strong as ever.”

Highlights for the fourth quarter and full year 2015 compared to the same periods in 2014 include:
Results of operations:

•
For the fourth quarter, net premiums written of $1.1 billion were down 13%. On a constant foreign exchange basis, net premiums written were down 8% primarily driven by the Global Specialty Non-life sub-segment. For the full year 2015, net premiums written of $5.2 billion were down 9%. On a constant foreign exchange basis, net premiums written were down 3% primarily driven by the Global Specialty, Catastrophe and North America Non-life sub-segments, partially offset by an increase in the Life and Health segment.

•
For the fourth quarter, net premiums earned of $1.3 billion were down 10%. On a constant foreign exchange basis, net premiums earned were down 5%, driven by all Non-life sub-segments and, to a lesser extent, the Life and Health segment. For the full year 2015, net premiums earned of $5.3 billion were down 6%. On a constant foreign exchange basis, net premiums earned were flat with decreases in the Global Specialty, Catastrophe and North America Non-life sub-segments being partially offset by increases in the Life and Health segment and the Global (Non-U.S.) P&C Non-life sub-segment.

•
For the fourth quarter, the Non-life combined ratio was 86.5%. The combined ratio benefited from favorable prior year development of 18.7 points (or $187 million). All Non-life sub-segments, except for the Catastrophe Non-life sub-segment, experienced net favorable development from prior accident years during the fourth quarter of 2015. For the full year 2015, the Non-life combined ratio was 85.6%. The combined ratio benefited from favorable prior year development of 20.5 points (or $831 million) and included 1.5 points (or $59 million) of large losses related to the Tianjin explosion. All Non-life sub-segments experienced net favorable development from prior accident years during the full year 2015.

•
For the fourth quarter, other expenses of $120 million include transaction related expenses of $16 million, pre-tax, or $0.33 per diluted share, pre-tax. For the full year 2015, other expenses of $791 million include the termination fee and reimbursement of expenses paid to Axis Capital of $315 million, or $6.44 per diluted share. Additionally, other expenses include other transaction related expenses of $63 million, pre-tax, or $1.29 per diluted share, pre-tax, and costs related to the

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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negotiated earn-out consideration paid to the former shareholders of Presidio Reinsurance Group, Inc. of $25 million, or $0.52, per diluted share, pre-tax.

•
For the fourth quarter, net investment income of $108 million was down 6%, or 2% on a constant foreign exchange basis, primarily reflecting lower reinvestment rates, partially offset by additional income from higher yielding securities. For the full year 2015, net investment income of $450 million was down 6%, or 3% on a constant foreign exchange basis, primarily reflecting the timing of dividends.

•
For the fourth quarter, pre-tax net realized and unrealized investment losses were $24 million, primarily driven by increases in U.S. risk-free interest rates, partially offset by the narrowing of U.S. and European credit spreads and increases in worldwide equity markets. For the full year 2015, pre-tax realized and unrealized investment losses were $297 million, primarily driven by increases in U.S. risk-free interest rates, the widening of U.S. and European credit spreads and decreases in worldwide equity markets.

•
For the fourth quarter, the effective tax rate on operating earnings and non-operating losses was (6.6)% and (72.0)%, respectively. For the full year 2015, the effective tax rate on operating earnings and non-operating losses was 10.1% and 0.2%, respectively.

Balance sheet and capitalization:

•
Total investments, cash and funds held – directly managed were $16.5 billion at December 31, 2015, down 4% compared to December 31, 2014. The decrease was primarily due to the impact of the strengthening U.S. dollar, cash flows out of the portfolio to fund the termination fee and reimbursement of expenses paid to Axis Capital, increases in U.S. risk-free interest rates and the widening of U.S. and European credit spreads.

•	Net Non-life loss and loss expense reserves were $8.9 billion at December 31, 2015, down 7% compared to December 31, 2014, primarily reflecting the impacts of foreign exchange.

•
Net policy benefits for life and annuity contracts were $2.0 billion at December 31, 2015, which is flat compared to December 31, 2014, primarily due to growth in the business, which was partially offset by the impacts of foreign exchange.

•
Total capital was $7.7 billion at December 31, 2015, down 1.9% compared to December 31, 2014 primarily due to common and preferred dividend payments, partially offset by comprehensive income for the full year 2015.

•
Total shareholders’ equity attributable to PartnerRe was $6.9 billion at December 31, 2015, down 2.1% compared to December 31, 2014. The decrease was primarily driven by the same factors described above for total capital.

•
Book value per common share was $123.05 at December 31, 2015, down 2.5% compared to $126.21 at December 31, 2014. Tangible book value per common share was $111.93 at December 31, 2015, down 2.5% compared to $114.76 at December 31, 2014. The decreases were primarily driven by common and preferred dividend payments, partially offset by comprehensive income for the full year 2015.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

Segment and sub-segment highlights for the fourth quarter and the full year 2015 compared to the same periods in 2014 include:
Non-life:

•
For the fourth quarter, the Non-life segment’s net premiums written were down 15%. On a constant foreign exchange basis, net premiums written were down 10% driven by the Global Specialty sub-segment, with the other sub-segments being essentially flat. For the full year 2015, the Non-life segment’s net premiums written were down 11%. On a constant foreign exchange basis, net premiums written were down 5% primarily driven by the Global Specialty, Catastrophe and North America sub-segments, which were partially offset by the Global (Non-U.S.) P&C sub-segment.

•
For the fourth quarter, the North America sub-segment’s net premiums written were down 1% driven by increased retrocessional coverage in the mortgage and agricultural lines of business, cancellations and a timing difference relating to the renewal of a large contract in the casualty line of business. These decreases were partially offset by new business written in the casualty, structured property and agricultural lines of business. This sub-segment reported a technical ratio of 85.6%, which included 14.3 points (or $56 million) of net favorable prior year loss development. For the full year 2015, the North America sub-segment’s net premiums written were down 5% primarily due cancellations in the casualty, multi-line and motor lines of business, increased retrocessional coverage in the mortgage and agricultural lines of business and downward prior year premium adjustments. These decreases were partially offset by new business written across multiple lines of business. This sub-segment reported a technical ratio of 84.2%, which included 18.1 points (or $284 million) of net favorable prior year loss development.

•
For the fourth quarter, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 13%. On a constant foreign exchange basis, net premiums written were down 3% primarily driven by downward prior year premium adjustments in the property line of business and cancellations in the motor line of business, which were partially offset by new business written across all lines of business. This sub-segment reported a technical ratio of 92.5%, which included 17.1 points (or $30 million) of net favorable prior year loss development. For the full year 2015, the Global (Non-U.S.) P&C sub-segment’s net premiums written were down 9%. On a constant foreign exchange basis, net premiums written were up 2% primarily driven by new business written across all lines of business, partially offset by downward prior year premium adjustments and cancellations in the property and motor lines of business. This sub-segment reported a technical ratio of 95.6%, which included 13.9 points (or $97 million) of net favorable prior year loss development, and included 2.7 points (or $18 million) of large losses related to the Tianjin explosion.

•
For the fourth quarter, the Global Specialty sub-segment’s net premiums written were down 26%. On a constant foreign exchange basis, net premiums written were down 21% primarily due to downward prior year premium adjustments, cancellations across multiple lines of business, non-renewable business and a timing difference related to the renewal of a large contract in the specialty casualty line of business. This sub-segment reported a technical ratio of 79.5%, which

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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included 30.2 points (or $111 million) of net favorable prior year loss development. For the full year 2015, the Global Specialty sub-segment’s net premiums written were down 13%. On a constant foreign exchange basis, net premiums written were down 6% primarily due to downward prior year premium adjustments and cancellations across multiple lines of business, which were partially offset by new business across multiple lines of business and lower premiums ceded under retrocessional contracts. This sub-segment reported a technical ratio of 78.9%, which included 28.7 points (or $434 million) of net favorable prior year loss development, and included 1.4 points (or $22 million) of large losses related to the Tianjin explosion.

•
For the fourth quarter, which is traditionally a quiet catastrophe renewal period, the Catastrophe sub-segment’s net premiums written increased by 31%, or $3 million on a constant foreign exchange basis. This sub-segment reported a technical ratio of 33.1%, which included 30.2 points (or $21 million) of net favorable prior quarters' loss development on events that occurred in the first nine months of 2015, and 13.4 points (or $10 million) of net adverse prior year loss development. For the full year 2015, the Catastrophe sub-segment’s net premiums written were down 28%. On a constant foreign exchange basis, net premiums written were down 22% primarily due to an increase in retrocessional coverage, and cancellations and non-renewals. This sub-segment reported a technical ratio of 27.7%, which included 5.5 points (or $16 million) of net favorable prior year loss development, and included 5.6 points (or $16 million) of large losses related to the Tianjin explosion.

Life and Health:

•
For the fourth quarter, the Life and Health segment’s net premiums written were down 6%. On a constant foreign exchange basis, net premiums written were up 1% primarily driven by the PartnerRe Health business, which was partially offset by a decrease in the mortality line of business. For the full year 2015, the Life and Health segment’s net premiums written were down 1%. On a constant foreign exchange basis, net premiums written were up 7% primarily due to increases in the PartnerRe Health business and the longevity line of business.

•
For the fourth quarter, the Life and Health segment’s allocated underwriting result, which includes allocated investment income and other expenses, increased to $24 million compared to $21 million in the same period of 2014. This increase was primarily due to a higher level of net favorable prior year loss development in the PartnerRe Health business, the short term mortality line of business and the GMDB portfolio. For the full year 2015, the Life and Health segment’s allocated underwriting result increased to $94 million compared to $73 million in the same period of 2014 due to increased favorable prior year loss development and increased profitability from the PartnerRe Health business.

Corporate and Other:

•	For the fourth quarter, investment activities contributed income of $75 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount,

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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income of $94 million was included in pre-tax operating earnings and losses of $19 million related to net realized and unrealized losses on investments and earnings from equity method investee companies was included in pre-tax non-operating losses. For the full year 2015, investment activities contributed income of $100 million to pre-tax net income, excluding investment income allocated to the Life and Health segment. Of this amount, income of $387 million was included in pre-tax operating earnings and losses of $287 million related to net realized and unrealized losses on investments and earnings from equity method investee companies was included in pre-tax non-operating losses.

Separately, as announced by the Company earlier today, the Board of Directors declared a quarterly dividend of $0.70 per common share. The dividend will be payable on March 1, 2016 to common shareholders of record on February 19, 2016.
The Company has posted its fourth quarter 2015 financial supplement on its website www.partnerre.com in the Financial Information section of the Investor Relations page under Supplementary Financial Data, which includes a reconciliation of GAAP and non-GAAP measures.
The Company will hold a dial-in conference call and question and answer session with investors at 10 a.m. Eastern tomorrow, February 9. Investors and analysts are encouraged to call in 15 minutes prior to the commencement of the call. The conference call can be accessed by dialing (800)-227-9428 or, from outside the United States, by dialing (785)-830-1925. The media are invited to listen to the call live over the Internet on the Investor Relations section of PartnerRe’s web site, www.partnerre.com. To listen to the webcast, please log on to the broadcast at least five minutes prior to the start.

_________________________________________

Net income/loss per share is defined as net income/loss attributable to PartnerRe common shareholders divided by the weighted average number of fully diluted shares outstanding for the period. Net income/loss attributable to PartnerRe common shareholders is defined as net income/loss attributable to PartnerRe less preferred dividends.
Operating earnings/loss is defined as net income/loss available to PartnerRe common shareholders excluding certain after-tax net realized and unrealized gains/losses on investments, after-tax net foreign exchange gains/losses, certain after-tax interest in earnings/losses of equity method investments, certain after-tax withholding taxes on inter-company dividends (included in other expenses) and the amalgamation termination fee and reimbursement of expenses paid to Axis Capital (included in other expenses). Operating earnings/loss per share is defined as operating earnings/loss divided by the weighted average number of fully diluted shares outstanding for the period.

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

The Company uses operating earnings, diluted operating earnings per share and annualized operating return on beginning diluted book value per common and common share equivalents outstanding to measure performance, as these measures focus on the underlying fundamentals of our operations without the impact of after-tax net realized and unrealized gains/losses on investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee), after-tax net foreign exchange gains/losses, the after-tax interest in earnings/losses of equity method investments (except where the Company has made a strategic investment in an insurance or reinsurance related investee and where the Company does not control the investees activities), certain after-tax withholding taxes on inter-company dividends (included in other expenses) and the amalgamation termination fee and reimbursement of expenses paid to Axis Capital (included in other expenses).
The Company uses technical ratio and technical result as measures of underwriting performance. The technical ratio is defined as the sum of the loss and acquisition ratios. These metrics exclude other expenses.
The Company also uses combined ratio to measure results for the Non-life segment. The combined ratio is the sum of the technical and other expense ratios.
The Company uses allocated underwriting result as a measure of underwriting performance for its Life and Health operations. This metric is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other expenses.
The Company uses total capital, which is defined as total shareholders’ equity attributable to PartnerRe, long-term debt, senior notes and CENts, to manage the capital structure of the Company.
The Company calculates Tangible Book Value using common shareholders’ equity attributable to PartnerRe less goodwill and intangible assets, net of tax. The Company calculates Diluted Tangible Book Value per Common Share using Tangible Book Value divided by the number of PartnerRe common shares and common share equivalents outstanding. The Company uses these measures as the basis for its prime measure of long-term financial performance (annualized growth in Diluted Tangible Book Value per Common Share plus dividends).

_____________________________________________

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

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health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2015, total revenues were $5.4 billion. At December 31, 2015, total assets were $21.4 billion, total capital was $7.7 billion and total shareholders’ equity attributable to PartnerRe was $6.9 billion.
PartnerRe on the Internet: www.partnerre.com
Forward-looking statements contained in this press release are based on the Company’s assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe’s forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Daniel Goldstein
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House, 5th Floor 90 Pitts Bay Road Pembroke, Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

PartnerRe Ltd.
Consolidated Statements of Operations and Comprehensive Income
(Expressed in thousands of U.S. dollars, except share and per share data)
(Unaudited)

	For the three months ended December 31, 2015	For the three months ended December 31, 2014	For the year ended December 31, 2015	For the year ended December 31, 2014
Revenues
Gross premiums written	$1,098,618	$1,236,676	$5,547,525	$5,932,003
Net premiums written	$1,063,636	$1,220,035	$5,229,548	$5,719,884
Decrease (increase) in unearned premiums	230,865	225,695	39,630	(110,689)
Net premiums earned	1,294,501	1,445,730	5,269,178	5,609,195
Net investment income	107,908	114,686	449,784	479,696
Net realized and unrealized investment (losses) gains	(24,373)	98,329	(297,479)	371,796
Other income	1,560	4,297	9,144	16,190
Total revenues	1,379,596	1,663,042	5,430,627	6,476,877
Expenses
Losses and loss expenses and life policy benefits	767,026	869,923	3,157,420	3,462,770
Acquisition costs	311,228	324,884	1,217,003	1,213,822
Other expenses (1) (2) (3)	120,389	122,539	790,723	449,688
Interest expense	12,246	12,244	48,988	48,963
Amortization of intangible assets	6,290	6,479	26,593	27,486
Net foreign exchange (gains) losses	(6,195)	(7,301)	9,461	(18,201)
Total expenses	1,210,984	1,328,768	5,250,188	5,184,528
Income before taxes and interest in earnings (losses) of equity method investments	168,612	334,274	180,439	1,292,349
Income tax (benefit) expense	(3,326)	53,143	79,664	239,506
Interest in earnings (losses) of equity method investments	4,811	(1,013)	6,375	15,270
Net income	176,749	280,118	107,150	1,068,113
Net income attributable to noncontrolling interests	(238)	(3,225)	(2,769)	(13,139)
Net income attributable to PartnerRe	176,511	276,893	104,381	1,054,974
Preferred dividends	14,184	14,184	56,735	56,735
Net income attributable to PartnerRe common shareholders	$162,327	$262,709	$47,646	$998,239
Operating earnings attributable to PartnerRe common shareholders	$183,858	$218,340	$658,472	$755,418
Comprehensive income attributable to PartnerRe	$162,055	$251,528	$55,181	$1,033,129
Earnings and dividends per share data attributable to PartnerRe common shareholders:
Basic operating earnings	$3.84	$4.48	$13.78	$15.10
Net realized and unrealized investment (losses) gains, net of tax	(0.48)	1.69	(5.47)	5.73
Net foreign exchange losses, net of tax	(0.07)	(0.61)	(0.84)	(0.92)
Interest in earnings (losses) of equity method investments, net of tax	0.10	(0.04)	0.12	0.17
Amalgamation termination fee and reimbursement of expenses (1)	—	—	(6.59)	—
Withholding tax on inter-company dividends, net of tax (3)	—	(0.13)	—	(0.12)
Basic net income	$3.39	$5.39	$1.00	$19.96
Weighted average number of common shares outstanding	47,916,601	48,707,096	47,771,673	50,019,480
Diluted operating earnings (2)	$3.74	$4.37	$13.45	$14.76
Net realized and unrealized investment (losses) gains, net of tax	(0.46)	1.64	(5.34)	5.60
Net foreign exchange losses, net of tax	(0.07)	(0.60)	(0.82)	(0.90)
Interest in earnings (losses) of equity method investments, net of tax	0.09	(0.03)	0.12	0.17
Amalgamation termination fee and reimbursement of expenses (1)	—	—	(6.44)	—
Withholding tax on inter-company dividends, net of tax (3)	—	(0.12)	—	(0.12)
Diluted net income	$3.30	$5.26	$0.97	$19.51
Weighted average number of common shares and common share equivalents outstanding	49,121,664	49,958,224	48,939,870	51,174,225
Dividends declared per common share	$0.70	$0.67	$2.80	$2.68

(1) Other expenses for the year ended December 31, 2015 include the amalgamation termination fee and reimbursement of expenses of $315 million, or $6.44 per diluted share.
(2) Other expenses for the three months and year ended December 31, 2015 include $16 million and $63 million, respectively, of aggregate expenses related to the Axis and Exor transactions, pre-tax, or $0.33 and $1.29, respectively, per diluted share, pre-tax. In addition, other expenses for the year ended December 31, 2015 include $25 million, pre-tax, related to the negotiated earn-out consideration paid to the former shareholders of Presidio Reinsurance Group, Inc., or $0.52 per diluted share, pre-tax.

(3) Withholding taxes on certain inter-company dividends are included in other expenses.

PartnerRe Ltd.
Consolidated Balance Sheets
(Expressed in thousands of U.S. dollars, except per share and parenthetical share and per share data)
(Unaudited)

	December 31,	December 31,
	2015	2014
Assets
Investments:
Fixed maturities, at fair value	$13,448,262	$13,918,745
Short-term investments, at fair value	46,688	25,678
Equities, at fair value	443,861	1,056,514
Other invested assets	399,204	298,827
Total investments	14,338,015	15,299,764
Funds held – directly managed	539,743	608,853
Cash and cash equivalents	1,577,097	1,313,468
Accrued investment income	141,672	158,737
Reinsurance balances receivable	2,428,020	2,454,850
Reinsurance recoverable on paid and unpaid losses	282,916	246,158
Funds held by reinsured companies	657,815	765,905
Deferred acquisition costs	629,372	661,186
Deposit assets	88,152	92,973
Net tax assets	102,596	6,876
Goodwill	456,380	456,380
Intangible assets	133,011	159,604
Other assets	31,254	45,603
Total assets	$21,406,043	$22,270,357
Liabilities
Unpaid losses and loss expenses	$9,064,711	$9,745,806
Policy benefits for life and annuity contracts	2,051,935	2,050,107
Unearned premiums	1,644,757	1,750,607
Other reinsurance balances payable	246,089	182,395
Deposit liabilities	44,420	70,325
Net tax liabilities	218,652	240,989
Accounts payable, accrued expenses and other	411,539	304,728
Debt related to senior notes	750,000	750,000
Debt related to capital efficient notes	70,989	70,989
Total liabilities	14,503,092	15,165,946
Shareholders’ Equity
Common shares (par value $1.00; issued: 2015 and 2014, 87,237,220 shares)	87,237	87,237
Preferred shares (par value $1.00; issued and outstanding: 2015 and 2014, 34,150,000 shares; aggregate liquidation value: 2015 and 2014, $853,750)	34,150	34,150
Additional paid-in capital	3,982,147	3,949,665
Accumulated other comprehensive loss	(83,283)	(34,083)
Retained earnings	6,146,802	6,270,811
Common shares held in treasury, at cost (2015, 39,303,068 shares; 2014, 39,400,936 shares)	(3,266,552)	(3,258,870)
Total shareholders’ equity attributable to PartnerRe	6,900,501	7,048,910
Noncontrolling interests	2,450	55,501
Total shareholders’ equity	6,902,951	7,104,411
Total liabilities and shareholders’ equity	$21,406,043	$22,270,357
Diluted Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$123.05	$126.21
Diluted Tangible Book Value Per Common Share and Common Share Equivalents Outstanding (1) (2)	$111.93	$114.76
Number of Common Shares and Common Share Equivalents Outstanding (2)	49,139,215	49,087,412

(1)	Excludes the aggregate liquidation value of preferred shares (2015 and 2014, $853,750) and noncontrolling interests (2015, $2,450; 2014, $55,501).

(2)	Common share and common share equivalents outstanding are calculated using the Treasury Method for all potentially dilutive shares.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the three months ended December 31, 2015
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$352	$106	$330	$13	$801	$298	$—	$1,099
Net premiums written	$335	$105	$329	$11	$780	$284	$—	$1,064
Decrease in unearned premiums	55	69	39	59	222	8	—	230
Net premiums earned	$390	$174	$368	$70	$1,002	$292	$—	$1,294
Losses and loss expenses and life policy benefits	(231)	(111)	(193)	(16)	(551)	(216)	—	(767)
Acquisition costs	(103)	(50)	(100)	(7)	(260)	(51)	—	(311)
Technical result	$56	$13	$75	$47	$191	$25	$—	$216
Other income (loss)					—	2	(1)	1
Other expenses					(56)	(17)	(47)	(120)
Underwriting result					$135	$10	n/a	$97
Net investment income						14	94	108
Allocated underwriting result (1)						$24	n/a	n/a
Net realized and unrealized investment losses							(24)	(24)
Interest expense							(12)	(12)
Amortization of intangible assets							(6)	(6)
Net foreign exchange gains							6	6
Income tax benefit							3	3
Interest in earnings of equity method investments							5	5
Net income							n/a	$177
Loss ratio (2)	59.2%	63.7%	52.3%	23.2%	54.9%
Acquisition ratio (3)	26.4	28.8	27.2	9.9	26.0
Technical ratio (4)	85.6%	92.5%	79.5%	33.1%	80.9%
Other expense ratio (5)					5.6
Combined ratio (6)					86.5%
	For the three months ended December 31, 2014
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$340	$122	$448	$13	$923	$314	$—	$1,237
Net premiums written	$338	$122	$446	$11	$917	$302	$1	$1,220
Decrease (increase) in unearned premiums	67	78	(16)	81	210	16	—	226
Net premiums earned	$405	$200	$430	$92	$1,127	$318	$1	$1,446
Losses and loss expenses and life policy benefits	(253)	(119)	(213)	(24)	(609)	(261)	—	(870)
Acquisition costs	(102)	(60)	(117)	(9)	(288)	(37)	—	(325)
Technical result	$50	$21	$100	$59	$230	$20	$1	$251
Other income					2	2	—	4
Other expenses					(65)	(17)	(41)	(123)
Underwriting result					$167	$5	n/a	$132
Net investment income						16	99	115
Allocated underwriting result (1)						$21	n/a	n/a
Net realized and unrealized investment gains							98	98
Interest expense							(12)	(12)
Amortization of intangible assets							(6)	(6)
Net foreign exchange gains							7	7
Income tax expense							(53)	(53)
Interest in losses of equity method investments							(1)	(1)
Net income							n/a	$280
Loss ratio (2)	62.5%	59.4%	49.5%	26.5%	54.1%
Acquisition ratio (3)	25.1	29.9	27.4	9.1	25.5
Technical ratio (4)	87.6%	89.3%	76.9%	35.6%	79.6%
Other expense ratio (5)					5.7
Combined ratio (6)					85.3%

(1)	Allocated underwriting result is defined as net premiums earned, other income or loss and allocated net investment income less life policy benefits, acquisition costs and other expenses.

(2)	Loss ratio is obtained by dividing losses and loss expenses by net premiums earned.

(3)	Acquisition ratio is obtained by dividing acquisition costs by net premiums earned.

(4)	Technical ratio is defined as the sum of the loss ratio and the acquisition ratio.

(5)	Other expense ratio is obtained by dividing other expenses by net premiums earned.

(6)	Combined ratio is defined as the sum of the technical ratio and the other expense ratio.

PartnerRe Ltd.
Segment Information
(Expressed in millions of U.S. dollars)
(Unaudited)

	For the year ended December 31, 2015
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$1,604	$735	$1,556	$382	$4,277	$1,271	$—	$5,548
Net premiums written	$1,542	$726	$1,482	$272	$4,022	$1,208	$—	$5,230
Decrease (increase) in unearned premiums	30	(33)	29	12	38	1	—	39
Net premiums earned	$1,572	$693	$1,511	$284	$4,060	$1,209	$—	$5,269
Losses and loss expenses and life policy benefits	(881)	(473)	(785)	(54)	(2,193)	(964)	—	(3,157)
Acquisition costs	(443)	(189)	(407)	(25)	(1,064)	(153)	—	(1,217)
Technical result	$248	$31	$319	$205	$803	$92	$—	$895
Other income					—	6	3	9
Other expenses					(219)	(63)	(509)	(791)
Underwriting result					$584	$35	n/a	$113
Net investment income						59	391	450
Allocated underwriting result (1)						$94	n/a	n/a
Net realized and unrealized investment losses							(297)	(297)
Interest expense							(49)	(49)
Amortization of intangible assets							(27)	(27)
Net foreign exchange losses							(9)	(9)
Income tax expense							(80)	(80)
Interest in earnings of equity method investments							6	6
Net income							n/a	$107
Loss ratio (2)	56.0%	68.3%	52.0%	19.1%	54.0%
Acquisition ratio (3)	28.2	27.3	26.9	8.6	26.2
Technical ratio (4)	84.2%	95.6%	78.9%	27.7%	80.2%
Other expense ratio (5)					5.4
Combined ratio (6)					85.6%
	For the year ended December 31, 2014
	North America	Global (Non-U.S.) P&C	Global Specialty	Catastrophe	Total Non-life segment	Life and Health segment	Corporate and Other	Total
Gross premiums written	$1,642	$803	$1,797	$425	$4,667	$1,265	$—	$5,932
Net premiums written	$1,630	$794	$1,696	$380	$4,500	$1,220	$—	$5,720
(Increase) decrease in unearned premiums	(33)	(26)	(58)	4	(113)	2	—	(111)
Net premiums earned	$1,597	$768	$1,638	$384	$4,387	$1,222	$—	$5,609
Losses and loss expenses and life policy benefits	(1,000)	(438)	(963)	(62)	(2,463)	(1,000)	—	(3,463)
Acquisition costs	(401)	(222)	(400)	(42)	(1,065)	(149)	—	(1,214)
Technical result	$196	$108	$275	$280	$859	$73	$—	$932
Other income					3	8	5	16
Other expenses					(252)	(68)	(130)	(450)
Underwriting result					$610	$13	n/a	$498
Net investment income						60	420	480
Allocated underwriting result (1)						$73	n/a	n/a
Net realized and unrealized investment gains							372	372
Interest expense							(49)	(49)
Amortization of intangible assets							(27)	(27)
Net foreign exchange gains							18	18
Income tax expense							(239)	(239)
Interest in earnings of equity method investments							15	15
Net income							n/a	$1,068
Loss ratio (2)	62.6%	57.0%	58.8%	16.1%	56.1%
Acquisition ratio (3)	25.1	28.9	24.4	11.0	24.3
Technical ratio (4)	87.7%	85.9%	83.2%	27.1%	80.4%
Other expense ratio (5)					5.8
Combined ratio (6)					86.2%